Exhibit 99.51

MBNA MASTER CREDIT CARD TRUST II

SERIES 2000-H

KEY PERFORMANCE FACTORS
September 30, 2000



Expected B Maturity 8/16/10


Blended Coupon 6.9682%


Excess Protection Level
3 Month Average   3.03%
September, 2000   3.03%
August, 2000  N/A
July, 2000  N/A


Cash Yield19.18%


Investor Charge Offs 4.25%


Base Rate11.90%


Over 30 Day Delinquency 4.99%


Seller's Interest 8.50%


Total Payment Rate13.85%


Total Principal Balance$54,293,652,263.17


 Investor Participation Amount$700,000,000.00


Seller Participation Amount$4,612,451,744.68


For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 9.90% (38/360) was used. The Base Rate was calculated using a 38 day monthly period, 8/23/00 to 9/30/00.